Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated June 10, 2022, relating to the financial statements of SatixFy Communications Ltd. for the year ended December 31,2021 included in a registration statement Nos. 333-267015 on Form F-4/A of SatixFy Communications Ltd.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm
October 24, 2022